Exhibit 23.1
                         Consent of Independent Auditors

                          INDEPENDENT AUDITORS' CONSENT
We consent to the incorporation by reference in this Registration Statement of eKnowledge Group, Inc. on Form S-8 of our report dated February 15, 2002, appearing in the Annual Report on Form 10-KSB of eKnowledge Group, Inc. for the year ended December 31, 2001. Our report included an explanatory paragraph regarding the substantial doubt about EKnowledge Group, Inc.'s ability to continue as a going concern.

/s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
Certified Public Accountants
New York, New York
January 24, 2003